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                                  EXHIBIT 16.1

                                                               GRANT THORNTON

ACCOUNTANTS AND BUSINESS ADVISORS






         December 20, 2004

         U.S. Securities and Exchange Commission
         450 Fifth Street, NW
         Washington, DC  20549

         RE:      Camco Financial Corporation - File No. 0-25196

         Dear Ladies and Gentlemen:

         We have read Item 4.01 of the Form 8-K of Camco Financial Corporation to be filed on or about December 21, 2004, and agree with the statements contained therein.

         Very truly yours,

         GRANT THORNTON LLP

         Grant Thornton LLP

         SJQuay

         SJQ:ln








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